                                                                   EXHIBIT 10.12



                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG


                          ROBOTIC VISION SYSTEMS, INC.


                        AND THE PURCHASERS LISTED THEREIN










                                   dated as of

                                 April 23, 2002

                                TABLE OF CONTENTS

                                                                                                           PAGE
ARTICLE I    DEFINITIONS.....................................................................................1

ARTICLE II   SALE AND PURCHASE OF THE COMMON SHARES AND THE WARRANTS.........................................5

         SECTION 2.1.  Sale and Purchase of the Common Shares and the Warrants...............................5

         SECTION 2.2.  Closing...............................................................................6

         SECTION 2.3.  Use of Proceeds.......................................................................6

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................6

         SECTION 3.1.  Organization and Good Standing........................................................6

         SECTION 3.2.  Authorization.........................................................................7

         SECTION 3.3.  Enforceability........................................................................7

         SECTION 3.4.  Capitalization........................................................................7

         SECTION 3.5.  Subsidiaries..........................................................................8

         SECTION 3.6.  Consents..............................................................................8

         SECTION 3.7.  Reports and Financial Statements; Undisclosed Liabilities.............................9

         SECTION 3.8.  Exchange Act Compliance...............................................................9

         SECTION 3.9.  Disclosure............................................................................9

         SECTION 3.10. No Material Adverse Changes...........................................................9

         SECTION 3.11. Tax Returns..........................................................................10

         SECTION 3.12. Solvency.............................................................................10

         SECTION 3.13. Material Contracts and Obligations...................................................10

         SECTION 3.14. Licenses.............................................................................10

         SECTION 3.15. Compliance with Law..................................................................11

         SECTION 3.16. Litigation...........................................................................11

         SECTION 3.17. Employee Benefit Plans...............................................................11

         SECTION 3.18. Intellectual Property Rights.........................................................11

         SECTION 3.19. Proprietary Information and Inventions Agreement.....................................12

         SECTION 3.20. Employee Matters.....................................................................12

         SECTION 3.21. Governmental Regulations.............................................................12

                                TABLE OF CONTENTS
                                  (CONTINUED)

         SECTION 3.22. Corporate Documents, Books and Records...............................................12

         SECTION 3.23. Illegal Payments.....................................................................12

         SECTION 3.24. Exemption from Registration..........................................................12

         SECTION 3.25. Brokers; Expenses....................................................................13

         SECTION 3.26. Nasdaq National Market Quotation.....................................................13

         SECTION 3.27. Form S-3 Eligibility.................................................................13

ARTICLE IV     PURCHASERS' REPRESENTATIONS..................................................................13

         SECTION 4.1.  Private Placement....................................................................13

         SECTION 4.2.  Transferees Bound....................................................................14

         SECTION 4.3.  Brokers or Finders...................................................................14

         SECTION 4.4.  Authorization........................................................................14

         SECTION 4.5.  Enforceability.......................................................................14

         SECTION 4.6.  Legends..............................................................................14

ARTICLE V      CONDITIONS TO EACH PURCHASER'S OBLIGATIONS TO PURCHASE.......................................15

         SECTION 5.1.  Conditions of each Purchaser's Obligations Prior to the Closing......................15

ARTICLE VI     CONDITIONS TO THE COMPANY'S OBLIGATIONS......................................................17

         SECTION 6.1.  Representations......................................................................17

         SECTION 6.2.  Related Agreements...................................................................17

         SECTION 6.3.  Legality; Governmental and Other Authorizations......................................17

         SECTION 6.4.  General..............................................................................17

ARTICLE VII    COVENANTS APPLICABLE TO THE COMPANY WHILE ANY COMMON SHARES,
               WARRANTS OR WARRANT SHARES ARE IMPRINTED WITH A LEGEND.......................................17

         SECTION 7.1.  Corporate Existence..................................................................17

         SECTION 7.2.  Taxes................................................................................18

         SECTION 7.3.  Filing of Exchange Act Reports.......................................................18

         SECTION 7.4.  Common Stock.........................................................................18

         SECTION 7.5.  Continuing Obligations for Nasdaq Quotation..........................................18

         SECTION 7.6.  Delivery of Financial Information....................................................18

ARTICLE VIII   SUBSEQUENT HOLDERS OF ACQUIRED SECURITIES....................................................19

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                                TABLE OF CONTENTS
                                  (CONTINUED)

ARTICLE IX     EXPENSES; INDEMNITY; OTHER PROVISIONS........................................................19

         SECTION 9.1.  Indemnification......................................................................19

         SECTION 9.2.  Disclaimer of Duty to Other Purchasers...............................................19

ARTICLE X      NOTICES......................................................................................20

ARTICLE XI     SURVIVAL AND TERMINATION OF COVENANTS AGREEMENTS, REPRESENTATIONS AND WARRANTIES.............21

ARTICLE XII    AMENDMENTS AND WAIVERS.......................................................................21

ARTICLE XIII   CHOICE OF LAW; SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL; DISPUTE RESOLUTION.......21

         SECTION 13.1. Governing Law........................................................................21

         SECTION 13.2. Consent To the Non-Exclusive Jurisdiction Of the Courts Of New York..................22

         SECTION 13.3. Waiver of Jury Trial.................................................................22

         SECTION 13.4. Equitable Remedies...................................................................22

         SECTION 13.5. Arbitration..........................................................................22

ARTICLE XIV    ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS.............................................23

ARTICLE XV     EXPENSES.....................................................................................23

                                LIST OF EXHIBITS

EXHIBIT A:        List of Purchasers

EXHIBIT B:        Form of Warrant Expiring June 30, 2002

EXHIBIT C:        Form of Warrant Expiring May 1, 2005

EXHIBIT D:        Disclosure Schedule

EXHIBIT E:        Form of Registration Rights Agreement

EXHIBIT F:        Existing Warrants

                          SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 23, 2002, among Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), and the purchasers listed on EXHIBIT A hereto (the "PURCHASERS").

                                    RECITALS

     A. Subject to the terms and conditions of this Agreement, the Company wishes to issue and sell to each Purchaser and each Purchaser severally wishes to purchase (i) the number of shares of common stock of the Company, par value $0.01 per share (the "COMMON STOCK") set forth opposite such Purchaser's name on EXHIBIT A and (ii) warrants, substantially in the form of EXHIBIT B and EXHIBIT C hereto (each a "WARRANT" and collectively, the "WARRANTS"), to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on EXHIBIT A.

     B. The Company and the Purchasers wish to set forth their agreements and understandings with respect to the issue and sale of the shares of Common Stock and the Warrants and the other matters set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     For all purposes of this Agreement the following terms shall have the meanings set forth in this Article I:

     "AFFILIATE or AFFILIATES" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "APPLICABLE LAWS" means any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, policies, and rules or common law (whether now existing or hereafter enacted or promulgated), of any and all governmental authorities, agencies, departments, commissions, boards, courts, or instrumentalities of the United States, any state of the United States, any other nation, or any political subdivision of the United States, any state of the United States or any other nation, and all applicable judicial and administrative, regulatory or judicial decrees, judgments and orders, including common law rules and determinations.

     "BOARD" means the Board of Directors of the Company.

     "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

     "CAPITAL SECURITIES" means, as to any Person that is a corporation, the authorized shares of such Person's equity, including all classes of common, preferred, voting and non-voting equity, any non-equity securities that are convertible into common stock and any rights to purchase such shares of Capital Securities, including, warrants, options, participants or other equivalents of or interests therein (however designated), and, as to any Person that is not a corporation or an individual, the ownership interests in such Person acknowledged or consented to by such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person and any rights to purchase such shares of Capital Securities, including, warrants, options, participants or other equivalents of or interests therein (however designated).

     "CHARTER" means the declaration of trust, articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     "CLOSING" has the meaning specified in Section 2.2 of this Agreement.

     "COMMON SHARES" has the meaning specified in Section 2.1 of this Agreement.

     "COMMON STOCK" has the meaning specified in the Recitals to this Agreement.

     "COMPANY" has the meaning specified in the introductory paragraph to this Agreement.

     "CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM" means the Confidential Private Placement Memorandum of the Company relating to the offering of the Common Shares and the Warrants, dated as of February 15, 2002, as supplemented on April 23, 2002.

     "CONSOLIDATED" or "CONSOLIDATED" means, with reference to any term defined herein, that term as applied to the Company's accounts and all of its Subsidiaries' accounts, that may in accordance with GAAP, be consolidated with the Company.

     "CONTRACTS" has the meaning specified in Section 3.13 of this Agreement.

     "COPYRIGHTS" means all United States and foreign copyright registrations and applications therefor and unregistered copyrights.

     "DAMAGES" has the meaning specified in Section 9.1 of this Agreement.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule described in Article III and attached hereto as EXHIBIT D.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

     "EXCHANGE ACT REPORTS" has the meaning specified in Section 3.7 of this Agreement.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means accounting principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle-setting bodies as in effect as of the date of the relevant document, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, county or other political subdivision thereof, any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     "INDEBTEDNESS" means all obligations, contingent and otherwise, that in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

     "INTELLECTUAL PROPERTY" means Software, Technology and Trade Secrets.

     "INTELLECTUAL PROPERTY RIGHTS" means rights that exist under laws respecting Copyrights, Patents, Trademarks, mask works and Trade Secrets.

     "IRS" means the Internal Revenue Service.

     "LIEN" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement under the Uniform Commercial Code in any jurisdiction in connection with the creation of a security interest) upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     "MATERIAL ADVERSE EFFECT" means (a) an adverse effect on the validity or enforceability of this Agreement or any of the Related Agreements in any material respect, (b) a material adverse effect on the financial condition, business, results of operations or properties of the Company and its Subsidiaries, taken as a whole except for any change, event or effect to the extent arising from or relating to (i) general business or economic conditions (including prevailing interest rate and stock market levels or general market disruptions), and (ii) the general state of the industries and market sectors in which the Company operates, or (c) an impairment of the ability of the Company to fulfill its obligations under this Agreement, or any of the Related Agreements in any material respect.

     "NEEDHAM & COMPANY" means Needham & Company, Inc., as placement agent for the Company.

     "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and its Chief Financial Officer.

     "PATENTS" means issued patents, including United States and foreign patents, and applications therefor, and divisions, reissues, continuations, continuations-in-part, re-examinations, renewals and extensions of any of the foregoing; and certifications of invention, addition and utility models and utility model applications.

     "PERSON" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company, joint stock company, and any government, governmental department or agency or political subdivision thereof or any other entity.

     "PURCHASE PRICE" has the meaning specified in Section 2.1 of this Agreement.

     "PURCHASERS" has the meaning specified in the introductory paragraph to this Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of the Closing, among the Company and the Purchasers, substantially in the form of EXHIBIT E hereto.

     "RELATED AGREEMENTS" means the Warrants and the Registration Rights Agreement.

     "SEC" means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act or the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

     "SOFTWARE" means the manifestation, in tangible or physical form, including, but not limited to, in magnetic media, firmware, and documentation, of computer programs and databases, such computer programs and databases to include, but not be limited to, management information systems, computer aided design and/or engineering programs, computer aided manufacturing programs, machinery control programs, and personal computer programs. The tangible manifestation of such programs may be in the form of, among other things, source code, flow diagrams, listings, object code, and microcode. Software does not include any Technology, Trade Secrets or Intellectual Property Rights.

     "SUBSIDIARY" means any Person that the Company now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding Capital Securities (or other beneficial interest) or a majority of the Voting Power of such Person; and the term "Subsidiaries" shall mean all of such Persons collectively.

     "TAX" or "TAXES" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company and each Subsidiary with respect to all periods or portions thereof ending on or before the date of Closing and/or (B) any liability of the Company or any

Subsidiary for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

     "TECHNOLOGY" means all types of technical information and data, whether or not reduced to tangible or physical form, including, but not limited to, know-how; product definitions and designs; research and development, engineering, manufacturing, process, test, quality control, procurement, and service specifications, procedures, standards, and reports; blueprints; drawings; materials specifications, procedures, standards, and lists; catalogs; technical information and data relating to marketing and sales activity; and formulae. Technology does not include any Software or any Intellectual Property Rights.

     "THIRD PARTY CLAIMS" has the meaning specified in Section 9.1 of this Agreement.

     "TRADE SECRETS" means information in any form relating to Technology or Software that is considered to be proprietary information by the owner, is maintained on a confidential or secret basis by the owner, and is not generally known to other parties.

     "TRADEMARKS" means all United States and foreign trademark and service mark registrations and applications therefor and unregistered trademarks and service marks.

     "VOTING POWER" means voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote generally in the election of trustees or persons performing substantially equivalent tasks and responsibilities.

     "WARRANT" or "WARRANTS" has the meaning specified in the Recitals to this Agreement.

     "WARRANT SHARES" has the meaning specified in Section 2.1 of this Agreement.

     In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of expressing words in a visible form; references to agreements and other contractual instruments shall be deemed to include all amendments thereto or changes therein entered into in accordance with their respective terms but only to the extent to which such amendments or changes are not prohibited by the terms of this Agreement; references to persons include their permitted successors and assigns; "including" means including, without limitation; "or" is not exclusive; "day" means a calendar day unless otherwise specified; and an accounting term not otherwise defined has the meaning assigned to it, and all determinations involving any such term required to be made herein shall be made, in accordance with GAAP.

                                   ARTICLE II

            SALE AND PURCHASE OF THE COMMON SHARES AND THE WARRANTS

     SECTION 2.1. SALE AND PURCHASE OF THE COMMON SHARES AND THE WARRANTS. Subject to all of the terms and conditions hereof (including, without limitation, satisfaction or waiver of the conditions to the Closing set forth in Articles V and VI hereof) and in reliance on the representations and warranties set forth or referred to herein, the Company shall issue and sell to each Purchaser, and each Purchaser shall severally purchase (i) a number of shares of Common Stock set forth opposite such Purchaser's name on EXHIBIT A hereto (the "COMMON SHARES"), at a purchase price of $1.46 per share (the "PURCHASE PRICE"),
(ii) Warrants expiring sixty 60 days after the date of the Closing to purchase up to the number of shares of Common Stock equal to 20% of the number of such shares purchased by such Purchaser at the Closing at a price per share equal to the Purchase Price, subject to certain anti-dilution adjustments set forth in the Warrants and (iii) Warrants expiring on the third anniversary of the date of the Closing to purchase up to the number of shares of Common Stock equal to 25% of the number of such shares purchased by such Purchaser at the Closing at a price per share of $1.50, subject to certain anti-dilution adjustments set forth in the Warrants. The Warrants are exercisable into an aggregate of 4,624,741 shares of Common Stock (the "WARRANT SHARES").

     SECTION 2.2. CLOSING. The consummation of the purchase and sale of the Common Shares and the Warrants shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166, or such other mutually agreed upon location, on May 1, 2002 (which date, time and place are referred to in this Agreement as the "CLOSING"). At the Closing, subject to the terms and conditions of this Agreement:

          (i) the Company shall deliver to each Purchaser (A) certificates evidencing the number of Common Shares set forth on EXHIBIT A and (B) the Warrants to be issued to such Purchaser hereunder as set forth on EXHIBIT A; and

          (ii) each Purchaser shall deliver to the Company the Purchase Price in immediately available funds to a bank account designated by the Company at least one Business Day prior to the Closing.

     The conditions precedent to the Closing are set forth in Articles V and VI of this Agreement.

     SECTION 2.3. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Common Shares hereunder for general corporate purposes, including research and development, repayment of debt and working capital.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Prior to the execution of this Agreement, the Company has delivered to the Purchasers the disclosure schedule (the "DISCLOSURE SCHEDULE") attached hereto as EXHIBIT D and signed by the Chief Executive Officer and Chief Financial Officer of the Company and, in order to induce the Purchasers to enter into this Agreement and to complete the transactions as herein contemplated, the Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the date of the Closing, as follows (unless otherwise specified, the representations and warranties refer to circumstances immediately following the Closing):

     SECTION 3.1. ORGANIZATION AND GOOD STANDING. The Company is duly organized, validly existing and in good standing in the State of Delaware, with full power and authority to own its properties and carry on its business as it is now (and as it is proposed in the Confidential Private Placement Memorandum and in the Exchange Act Reports to be) operated and carried on by it. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by it or the business as currently conducted by it in such jurisdiction makes or heretofore made such qualification or licensing necessary, except where the failure to be so qualified has no Material Adverse Effect.

     SECTION 3.2. AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and of each Related Agreement, the issuance and sale by the Company of the Common Shares, the Warrants and the Warrant Shares hereunder and the consummation of the transactions contemplated hereby and thereby (i) are within the Company's power and authority; (ii) have been duly authorized by all necessary corporate, stockholder, and any other required corporate or other action or proceedings, including under the rules and regulations of The Nasdaq National Market; and (iii) do not and will not result in the creation of any Lien upon any of the Company's properties or assets, or conflict with or result in any breach of any provision of the Company's Charter or by-laws or any law, regulation, order, judgment, writ, injunction, permit or contract to which the Company is subject. The transactions contemplated by this Agreement do not require stockholder approval under the rules and regulations of The Nasdaq National Market.

     SECTION 3.3. ENFORCEABILITY. The execution and delivery by the Company of this Agreement and of each Related Agreement, and the issuance and sale by the Company of the Warrants hereunder, will result in legal and valid binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, or by principles of equity, whether applied in a proceeding at law or in equity.

     SECTION 3.4.  CAPITALIZATION.

     (a) CAPITAL SECURITIES. As of the date of this Agreement, the Company's authorized Capital Securities consisted of 100,000,000 shares of Common Stock, $.01 par value per share, of which 48,512,465 shares are outstanding and issued. The shares of Common Stock reserved for issuance are set forth in SECTION 3.4 OF THE DISCLOSURE SCHEDULE. SECTION 3.4 OF THE DISCLOSURE SCHEDULE sets forth a capitalization table indicating the equity (including options and warrants), and debt capitalization of the Company immediately prior to the issuance of the Common Shares, the Warrants and the Warrant Shares and immediately after giving effect to the issuance of the Common Shares, the Warrants and the Warrant Shares at the Closing. All of the issued shares of the Company's Capital Securities have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable, are not subject to any preemptive rights and have been offered and sold in compliance with all Applicable Laws. Immediately after the Closing, except as set forth in SECTION 3.4 OF THE DISCLOSURE SCHEDULE, there will be no Indebtedness outstanding having Voting Power or convertible into equity of the Company or any Subsidiary. The Common Shares, the Warrants and the Warrant Shares shall, upon the consummation of the transactions contemplated hereby and the payment of the purchase price therefor, be duly authorized and issued not subject to any preemptive rights and without causing any adjustments pursuant to any antidilution rights, transferred to Purchasers free and clear of all Liens and, assuming the accuracy of each Purchaser's representations and warranties in this Agreement, offered and sold in compliance with all Applicable Laws.

     (b) OPTIONS, ETC. Except as set forth in SECTION 3.4 OF THE DISCLOSURE SCHEDULE, there are no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company or any Subsidiary, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company or any Subsidiary of, any Capital Securities, or any obligations or securities convertible into or exchangeable, for, or exercisable into, the Company's Capital Securities or the Capital Securities of any Subsidiary, or any voting trusts, proxies, agreements or understandings relating to the voting of the Company's Capital Securities or the Capital Securities of any Subsidiary nor any restrictions on the transferability or sale of such shares or other equity or member interests except under the Securities Act, and state "blue sky" or securities laws. SECTION 3.4 OF THE DISCLOSURE SCHEDULE provides, with respect to options, a detailed description of the terms thereof, including the date of grant, exercise price and vesting schedules. Except as set forth in SECTION 3.4
OF THE DISCLOSURE SCHEDULE, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any shares of Capital Securities or other equity or member interests or any securities convertible into or exchangeable for any such Capital Securities or other equity or member interests, except as required by this Agreement or the Related Agreements.

     (c) SHARE RESERVATIONS. At the time of the Closing, the Company shall have duly and validly reserved an adequate number of shares of Common Stock for issuance upon the exercise of the Warrants, and upon such issuance, in accordance with the terms of the Warrants, such shares will be duly authorized, validly issued, fully paid, and nonassessable, and, assuming the accuracy of Purchasers' representations and warranties in this Agreement, issued to the Purchasers in compliance with all Applicable Laws.

     SECTION 3.5. SUBSIDIARIES. Except as set forth in SECTION 3.5 OF THE DISCLOSURE SCHEDULE, the Company does not have any Subsidiaries and does not own or hold of record or beneficially own, directly or indirectly, any Capital Securities of any other Person, and neither the Company nor any Subsidiary participates in any joint venture or similar arrangement with any Person. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the agreements listed in SECTION 3.5 OF THE DISCLOSURE SCHEDULE and customary limitations imposed by corporate law or comparable statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Securities or similar equity interest of such Subsidiary. All of the issued and outstanding shares of Capital Securities of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive rights and have been offered and sold in compliance with all Applicable Laws. Except as listed in SCHEDULE 3.5 OF THE DISCLOSURE SCHEDULE, no shares of Capital Securities of any Subsidiary are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any Capital Securities of any Subsidiary and no outstanding options, rights or warrants to purchase or to subscribe for shares of such Capital Securities of any Subsidiary.

     SECTION 3.6. CONSENTS. None of the execution and delivery of this Agreement, the Related Agreements or the issuance of the Common Shares, the Warrants or the Warrant Shares, the consummation of any of the transactions contemplated hereby or thereby or compliance with the terms and provisions hereof or thereof conflicts or will conflict with or constitutes or will constitute a breach of, or a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material right under, or result in the creation of any Lien upon any property or asset of the Company or its Subsidiaries under (i) the Charter, by-laws, or other organizational documents (each as amended through the date of the Closing), of the Company or any Subsidiary; (ii) any Applicable Law or any order, judgment, injunction or decree of any court or Governmental Authority applicable to the Company or any Subsidiary or any of their assets or properties; (iii) any Contract, license, permit or franchise to which the Company or any Subsidiary is a party, by which the Company or any Subsidiary may be bound applicable to any property or asset of the Company or its Subsidiaries or that would prevent the consummation of the transactions contemplated hereby or (iv) any rule or regulation of The Nasdaq National Market; except, in each case, where such violation, conflict, breach or default would not have a Material Adverse Effect. No consent, approval, authorization or other action by, or filing with, any third party, court, Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement, the Related Agreements or the transactions contemplated hereby or thereby by the Company or any Subsidiary.

     SECTION 3.7. REPORTS AND FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Except as may have been updated in subsequent filings, the financial statements and supporting schedules included in the Company's periodic filings filed pursuant to the Exchange Act are complete and correct in all material respects, are materially consistent with the books and records of the Company and the Subsidiaries, comply as to form in all material respects with applicable accounting requirements and to the rules and regulations of the SEC with respect thereto, and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates specified (subject to normal year-end audit adjustments in the case of unaudited interim financial statements) and the consolidated results of their operations and cash flows for the periods specified (subject to normal year-end audit adjustments in the case of unaudited interim financial statements); such financial statements, including the related schedules and notes thereto, were prepared in conformity with GAAP on a consistent basis during the periods involved, except as indicated therein or in subsequent filings or in the notes thereto. The historical financial information provided by the Company to the Purchasers and the Company's press release, dated February 7, 2002, with respect to its first quarter financial results is true and correct in all material respects and accurately sets forth the financial results set forth therein. Such information, together with the Company's periodic filings pursuant to the Exchange Act (collectively, the "EXCHANGE ACT REPORTS"), which filings include the Company's amended Annual Report on Form 10-K for the fiscal year ended September 30, 2001, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001, Current Report on Form 8-K dated March 29, 2002, and Proxy Statement on Form 14A dated February 27, 2002, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of the Subsidiaries has any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), other than: (i) liabilities disclosed in the Exchange Act Reports,
(ii) liabilities which have arisen after the date of the last Exchange Act Report in the ordinary course of business, including those set forth in SECTION
3.7 OF THE DISCLOSURE SCHEDULE, and (iii) liabilities of the type not required under GAAP to be reflected in the Company's financial statements included in the Exchange Act Reports.

     SECTION 3.8. EXCHANGE ACT COMPLIANCE. In the past three years, the Company has timely filed all documents required to be filed with the SEC pursuant to the Exchange Act and the rules and regulations thereunder. All such documents, when so filed, complied as to form in all material respects with the Exchange Act.

     SECTION 3.9. DISCLOSURE. The Confidential Private Placement Memorandum as of its date and as of the date hereof (considered in conjunction with this Agreement and the Disclosure Schedules) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.10. NO MATERIAL ADVERSE CHANGES. Since December 31, 2001, except as set forth in SECTION 3.10 OF THE DISCLOSURE SCHEDULE: (i) there has been no event, circumstance or condition which has had or would reasonably be expected to have a Material Adverse Effect; and (ii) except for the transactions contemplated by this Agreement or the Related Agreements or as set forth in the Exchange Act Reports, there has been no material transaction entered into by the Company or any of the Subsidiaries other than (a) transactions in the ordinary course of business or (b) transactions which have not had and would not reasonably be expected to have a Material Adverse Effect; and (iii) there have not been any changes in the Capital Securities of the Company or any material increases in the Indebtedness of the Company or any of the Subsidiaries or any dividend payment on any Capital Securities of the Company.

     SECTION 3.11. TAX RETURNS. The Company and each Subsidiary have filed all tax returns and reports that are required to be filed with any Governmental Authority and have paid all Taxes that have become due, and made adequate provision for the payment of all Taxes that will become due, under applicable foreign, federal, state or local governmental law or regulations with respect to the periods for which such returns and reports were filed. The Company and the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by the Company and the Subsidiaries in accordance with GAAP consistently applied. Except as set forth in SECTION 3.11 OF THE DISCLOSURE SCHEDULE, in the past six years, no federal, state, foreign, local or other tax returns for the Company and the Subsidiaries have been audited by the IRS or other taxing authority. No deficiency or assessment with respect to, or proposed adjustment of, the Company's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company or any Subsidiary. There are no applicable taxes, fees or other governmental charges payable by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the Related Agreements or the issuance to the Purchasers by the Company of the Common Shares, the Warrant or the Warrant Shares.

     SECTION 3.12. SOLVENCY. Immediately following the Closing of the transactions contemplated by this Agreement, the Company will expect to be able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and will have assets which will have a present fair salable value greater than the aggregate amount of the Company's indebtedness. The Company does not intend to incur debts beyond its ability to pay as such debts mature. The Company does not contemplate filing a petition in bankruptcy or for reorganization under the Federal Bankruptcy Code and, to the knowledge of the Company, there are no bankruptcy or insolvency proceedings threatened against the Company.

     SECTION 3.13. MATERIAL CONTRACTS AND OBLIGATIONS. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, contract, commitment, instrument, plan or undertaking material to the business of the Company and the Subsidiaries taken as a whole (collectively, the "CONTRACTS") and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute or result in a default thereunder except, in either case, for such defaults or events that would not reasonably be expected to have a Material Adverse Effect. Each of the Contracts is valid and enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except for those failures of Contracts (or provisions thereof) to be valid or enforceable which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company's Indebtedness is in default as to principal or interest.

     SECTION 3.14. LICENSES. Except as set forth in SECTION 3.14 OF THE DISCLOSURE SCHEDULE each material license granted, issued or assigned to the Company and each Subsidiary as of the date of the Closing by any Governmental Authority is held by the Company or Subsidiary free and clear of any Liens and is in full force and effect and no material default by the Company or any Subsidiary has occurred and is continuing thereunder.

     SECTION 3.15. COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries is in compliance with all Applicable Laws and the rules and regulations of The Nasdaq National Market, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notification alleging any violations of any of the foregoing.

     SECTION 3.16. LITIGATION. Except as disclosed in the Exchange Act Reports, neither the Company nor any Subsidiary is a party to any suit, claim, action, proceeding or investigation (including those brought by Governmental Authorities) which is reasonably likely to have a Material Adverse Effect or which concerns this Agreement or the Related Agreements and the transactions contemplated hereby and thereby nor is any such suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing by or against the Company or any Subsidiary. With respect to any suits, claims, actions or proceedings or investigations disclosed in the Exchange Act Reports, the costs of defense are being funded by insurance and none is reasonably likely to result in a Material Adverse Effect.

     SECTION 3.17. EMPLOYEE BENEFIT PLANS. Except as set forth in SECTION 3.17 OF THE DISCLOSURE SCHEDULE, the Company does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974. The terms and operation of each Employee Benefit Plan comply in all material respects with all Applicable Laws relating to such Employee Benefit Plans. Except as set forth in
SECTION 3.17 OF THE DISCLOSURE SCHEDULE, there are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit plan pursuant to any collective bargaining agreement or, to the knowledge of the Company, any applicable labor relations law.

     SECTION 3.18.  INTELLECTUAL PROPERTY RIGHTS.

     (a) To the knowledge of the Company, except as set forth in SECTION 3.18 OF THE DISCLOSURE SCHEDULE, none of the Company's material Intellectual Property Rights has been opposed or held unenforceable and each of such Intellectual Property Rights is valid, subsisting and enforceable. Except as set forth in
SECTION 3.18 OF THE DISCLOSURE SCHEDULE, each of the material registered Intellectual Property Rights is duly registered in the name of the Company.

     (b) Except as set forth in SECTION 3.18 OF THE DISCLOSURE SCHEDULE, (i) the businesses of the Company, including the development, manufacture, marketing, sale or use of any product or service by the Company, do not require or use any Intellectual Property Rights not owned by, licensed to or otherwise validly used by the Company, and (ii) the Company is the absolute owner and has the sole and absolute right to use its material Intellectual Property Rights.

     (c) Except as set forth in SECTION 3.18 OF THE DISCLOSURE SCHEDULE, the Company has the right to use the material Intellectual Property used by the Company in its business.

     (d) To the knowledge of the Company, the operation of the businesses of the Company in the normal course of business prior to the date hereof does not infringe in any respect upon the Intellectual Property Rights of any Person, and, except as set forth in SECTION 3.18 OF THE DISCLOSURE SCHEDULE, no person has claimed or threatened to claim the right to use any Intellectual Property Rights or to deny the right of any of the businesses of the Company to use same. Except as set in SECTION 3.18 OF THE DISCLOSURE SCHEDULE, no proceeding alleging infringement of the Intellectual Property Rights of any Person is pending or, to the knowledge of the Company, threatened against the Company.

     SECTION 3.19. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Except as disclosed in SECTION 3.19 OF THE DISCLOSURE SCHEDULE, each employee and officer of the Company has executed a proprietary information and inventions agreement. The foregoing proprietary information and inventions agreements have been properly implemented so that they cover the entire period that each employee and officer has been employed or engaged by the Company; and no such person claims or, to the Company's knowledge after due inquiry in the normal course of business, has any basis to claim, that he or she has the right to exclude the Company from using any Intellectual Property that would be useful or relevant to the Company's business as conducted and proposed to be conducted.

     SECTION 3.20. EMPLOYEE MATTERS. Except as set forth in SECTION 3.20 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is a party to, and there does not otherwise exist, any agreement with any labor organization, collective bargaining or similar agreement with respect to employees of any Company or any Subsidiary. Each of the Company and the Subsidiaries has complied in all material respects with its obligations related to, and is not in breach of or in default under, any of the foregoing agreements, and except as set forth in SECTION 3.20 OF THE DISCLOSURE SCHEDULE, there are no complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending (of which an employee of the Company has received service or notice of process) or threatened, involving any employee, applicant for employment, or former employee of any Company or any Subsidiary against such entity. During the past three years, neither the Company nor any Subsidiary has suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is threatened. There are no attempts presently being made to organize any employees employed by the Company or any Subsidiary.

     SECTION 3.21. GOVERNMENTAL REGULATIONS. Neither the Company nor any Subsidiary is now, or as a result of the consummation of the transactions contemplated by this Agreement and the Related Agreements, will be, a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; nor is the Company or any Subsidiary now, or as a result of the consummation of the transactions contemplated by this Agreement and the Related Agreements, will the Company or any Subsidiary be, an "investment company," or an "affiliated person" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     SECTION 3.22. CORPORATE DOCUMENTS, BOOKS AND RECORDS. Complete and correct copies of the Charter and by-laws (or similar organization documents), and of all amendments thereto, of the Company and each Subsidiary have been made available to counsel for the Purchasers. The minute books of the Company and each material Subsidiary contain complete and accurate records of all meetings and consents in lieu of meetings of the board of directors (and its committees), or body performing a similar function and holders of its Capital Securities since its date of incorporation or formation.

     SECTION 3.23. ILLEGAL PAYMENTS. To the Company's knowledge, neither the Company or any Subsidiary nor any of their employees or agents has made any payment of funds of the Company or received or retained any funds in violation of the Foreign Corrupt Practices Act or any rule or regulation thereunder.

     SECTION 3.24. EXEMPTION FROM REGISTRATION. Assuming the accuracy of the Purchasers' representations and warranties hereunder, the purchase and sale of the Common Shares and the Warrants pursuant hereto and the issuance of the Warrant Shares upon exercise of the Warrants are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by the Company or its agents in connection with the offer and sale of the Common Shares or the Warrants, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Assuming the accuracy of the Purchasers' representations and warranties hereunder, the Company agrees that neither it, nor anyone acting on its behalf, will offer the Common Shares or the Warrants so as to bring the issuance and sale of the Common Shares, the Warrants or the Warrant Shares within the provisions of Section 5 of the Securities Act.

     SECTION 3.25. BROKERS; EXPENSES. The Company has taken no action that would give rise to any claim by any Person for any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement, and the Company shall indemnify and hold harmless the Purchasers from and against any liability, settlement or expense arising out of or in connection with any such claim resulting from the actions of the Company, with the exception of any fee or commission to be paid by the Company to Needham & Company.

     SECTION 3.26. NASDAQ NATIONAL MARKET QUOTATION. At the Closing, the Company shall have complied with all requirements of The Nasdaq National Market with respect to the issuance of the Common Shares, the Warrants and the Warrant Shares and the inclusion of the Common Shares and the Warrant Shares for quotation on The Nasdaq National Market.

     SECTION 3.27. FORM S-3 ELIGIBILITY. The Company is eligible to register the resale by the Purchasers of the Common Shares and the Warrant Shares on Form S-3 promulgated under the Securities Act.

                                   ARTICLE IV

                           PURCHASERS' REPRESENTATIONS

     SECTION 4.1.  PRIVATE PLACEMENT.

     (a) Each Purchaser understands and acknowledges that:

          (i) the Common Shares and the Warrants to be issued to such Purchaser and the shares of Common Stock that may be issued upon exercise of such Warrants have not been registered under the Securities Act and such Common Shares, Warrants and Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or their sale is permitted pursuant to an available exemption from such registration requirement;

          (ii) the offering and sale of such Common Shares, Warrants and Warrant Shares are intended by the Company to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder; and

          (iii) there is no existing public or other market for the Warrants and there can be no assurance that such Purchaser will be able to sell or dispose of the Common Shares, the Warrants or the Warrant Shares.

     (b) Each Purchaser represents and warrants severally and not jointly, solely as to itself, to the Company that:

          (i) the Common Shares and the Warrants to be acquired by it pursuant to this Agreement and any shares of Common Stock that may be issued upon exercise of the Warrants are being acquired for its own account and without a view to the distribution of any such securities in violation of the Securities Act;

          (ii) such Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such securities, and such Purchaser is capable of bearing the economic risks of such investment; and

          (iii) such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Shares, the Warrants and the Warrant Shares. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of such securities and the business, properties, prospects and financial condition of the Company.

     SECTION 4.2. TRANSFEREES BOUND. Each Purchaser understands and acknowledges with the Company that the Company will not issue or transfer any Common Shares, Warrants or Warrant Shares, unless (i) the transfer is effected pursuant to an effective registration statement under the Securities Act, (ii) the Person to whom they are being transferred shall first state in a writing delivered to the Secretary of the Company the provisions of Section 4.1 hereof or (iii) in the reasonable opinion of counsel to the Company, such Person may acquire the Common Shares, the Warrants or the Warrant Shares, as applicable, in accordance with applicable securities laws without compliance with the provisions of Section 4.1 hereof.

     SECTION 4.3. BROKERS OR FINDERS. Each Purchaser represents and warrants, severally and not jointly, solely as to itself, to the Company that except as otherwise provided in Section 3.25 hereof, the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     SECTION 4.4. AUTHORIZATION. Each Purchaser represents and warrants, severally and not jointly, solely as to itself, to the Company that this Agreement and the Related Agreements to which such Purchaser is a party have been executed by such Purchaser or a duly authorized Person on such Purchaser's behalf; and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action.

     SECTION 4.5. ENFORCEABILITY. Each Purchaser represents and warrants, severally and not jointly, solely as to itself, to the Company that the execution and delivery by such Purchaser of this Agreement and each of the Related Agreements will result in legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with the respective terms and provisions hereof and thereof except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, or by principles of equity, whether applied in a proceeding at law or in equity.

     SECTION 4.6. LEGENDS. Each Purchaser understands and acknowledges that the certificates evidencing the Common Shares and the Warrant Shares will be imprinted with the following legend: "This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The holder hereof, by purchasing this security, agrees for the benefit of ROBOTIC VISION

SYSTEMS, INC. (the "Company") that this security may be resold, pledged or otherwise transferred only pursuant to an effective registration statement under the Securities Act or exemption therefrom, in each case in accordance with any applicable securities laws of any state of the United States. This security may be pledged, but not transferred in violation of the foregoing, in connection with a bona fide margin account or other loan secured by such securities."

     The Company agrees that the foregoing legend shall be removed from any such certificates at the request of the Purchaser (i) upon any sale pursuant to an effective registration statement under the Securities Act, (ii) upon any sale pursuant to Rule 144 under the Securities Act, or (iii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

     Notwithstanding anything to contrary contained herein, no registration or opinion of counsel shall be required for a transfer by a Purchaser that is a corporation to its parent entities or to a wholly-owned subsidiary of such corporation, a transfer by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, a transfer by a Purchaser that is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member, or a transfer between or among an investment company, fund or account and its investment adviser or any other investment company, fund or account sharing the same investment adviser or any affiliates thereof; provided that the transferee in each case agrees in writing to be subject to the terms of this Agreement to the same extent as if it were the original Purchaser hereunder.

                                   ARTICLE V

             CONDITIONS TO EACH PURCHASER'S OBLIGATIONS TO PURCHASE

     SECTION 5.1. CONDITIONS OF EACH PURCHASER'S OBLIGATIONS PRIOR TO THE CLOSING. The obligation of each Purchaser to purchase and pay for the Common Shares and the Warrants to be purchased by it hereunder at the Closing is subject to the satisfaction or waiver in writing of each of the following conditions:

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects (or, in the case of a representation or warranty already qualified by materiality, in all respects) at and as of the Closing as if made at and as of such date.

     (b) LEGALITY; GOVERNMENTAL AND OTHER AUTHORIZATIONS. The purchase of the Common Shares and the Warrants by the Purchasers and the sale of the Common Shares and the Warrants by the Company shall not be prohibited by any law or governmental order or regulation, and shall not subject the Company to any penalty or special tax. All necessary consents, approvals, licenses, permits, orders and authorizations of registrations, declarations and filings with, any Governmental Authority or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect.

     (c) ABSENCE OF LITIGATION. Except as described in SECTION 3.16 OF THE DISCLOSURE SCHEDULE, there shall be no pending (of which an employee of the Company has received service or notice of process) or threatened action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries before any Governmental Authority (i) in which, in the reasonable opinion of the

Purchaser, there is a reasonable possibility of an adverse decision that could restrain, prevent or impose materially adverse conditions upon the transactions contemplated by this Agreement or the Related Agreements, or (ii) which purports to affect the legality, validity or enforceability of this Agreement or the Related Agreements.

     (d) REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have received the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT E, executed by the Company, and all covenants, agreements and conditions contained therein that are required to have been performed or complied with on or prior to the Closing shall have been performed or complied with or waived in writing by the Purchaser.

     (e) QUOTATION ON THE NASDAQ NATIONAL MARKET. The Common Shares and the Warrant Shares shall be approved for quotation on The Nasdaq National Market.

     (f) WARRANT EXERCISE. The holders of the warrants described on EXHIBIT F hereto shall have entered into a letter agreement with the Company substantially in the form attached to EXHIBIT F.

     (g) CLOSING PAPERS; OPINIONS. The Purchaser shall have received the following, addressed to it and in form and substance reasonably satisfactory to it:

          (i) certified copies of the resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Related Agreements, the Common Shares, the Warrants and the Warrant Shares and each of the other agreements, instruments and transactions contemplated hereby;

          (ii) copies of the Charter and by-laws of the Company as in effect at the Closing, certified by the Secretary of State of the State of Delaware;

          (iii) a certificate of the Secretary of the Company dated the date of the Closing, as to the incumbency and signatures of the officers executing this Agreement and all instruments executed pursuant hereto;

          (iv) a certificate of the President and Chief Executive Officer of the Company dated the date of the Closing, certifying that Section 5.1(a), (b),
     (c) and (e) hereof have been satisfied as of such date; and

          (v) an opinion of counsel to the Company, dated as of the date of the Closing, in form and substance reasonably satisfactory to the Purchaser.

     All such documents, certificates and opinions shall be addressed to or shall expressly state that they may be relied upon by Needham & Company in its capacity as placement agent.

     (h) DOCUMENTATION; LEGAL MATTERS, ETC. All matters relating to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and the legal and organizational structure of the Company and its Subsidiaries shall be reasonably satisfactory from a legal point of view to the Purchaser, and the Purchaser shall have received such additional certificates, legal opinions and other documentation as it may have reasonably requested with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

     (i) GENERAL. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be reasonably satisfactory in form and substance to the Purchasers.

                                   ARTICLE VI

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The Company's obligation to sell and issue the Common Shares and the Warrants to each Purchaser pursuant to this Agreement is subject to compliance by such Purchaser with the agreements herein contained, and to the satisfaction on or prior to the Closing, of the following conditions:

     SECTION 6.1. REPRESENTATIONS. The representations and warranties made by such Purchaser in this Agreement and each of the Related Agreements shall be true and correct in all material respects (or, in the case of a representation or warranty already qualified by materiality, in all respects) when made and shall be true and correct in all material respects as of the Closing.

     SECTION 6.2. RELATED AGREEMENTS. Each of the Related Agreements to which such Purchaser is a party shall have been executed by such Purchaser. All covenants, agreements and conditions contained in this Agreement and the Related Agreements which are to be performed or complied with by such Purchaser on or prior to the Closing shall have been performed or complied with by such Purchaser in all material respects.

     SECTION 6.3. LEGALITY; GOVERNMENTAL AND OTHER AUTHORIZATIONS. The purchase of the Common Shares and the Warrants by the Purchasers and the sale of the Common Shares and the Warrants by the Company shall not be prohibited by any law or governmental order or regulation, and shall not subject the Company to any penalty or special tax. All necessary consents, approvals, licenses, permits, orders and authorizations of registrations, declarations and filings with, any Governmental Authority or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect.

     SECTION 6.4. GENERAL. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be reasonably satisfactory in form and substance to the Company.

                                  ARTICLE VII

                    COVENANTS APPLICABLE TO THE COMPANY WHILE
                  ANY COMMON SHARES, WARRANTS OR WARRANT SHARES
                           ARE IMPRINTED WITH A LEGEND

     The Company covenants that, until the time that the Common Shares and Warrant Shares are no longer required to be imprinted with a legend pursuant to
Section 4.6 hereof, the Company will comply with the following provisions unless otherwise specifically provided for in this Article VII.

     SECTION 7.1. CORPORATE EXISTENCE. The Company will preserve and keep in full force and effect its existence, rights and franchises; provided, that the provisions of this Section 7.1 shall not prohibit the Company from engaging in any Transaction (as defined in the Warrant).

     SECTION 7.2. TAXES. The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon the Company and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of their properties; PROVIDED, HOWEVER, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor.

     SECTION 7.3. FILING OF EXCHANGE ACT REPORTS. After the date of this Agreement, the Company will timely file all documents required to be filed with the SEC pursuant to Section 13 or 15 of the Exchange Act and will maintain its eligibility to use Form S-3 under the Securities Act. The Company covenants and agrees that it will deliver a copy of each such filing under the Exchange Act to each holder of record of the Common Shares, the Warrants or the Warrant Shares during the period such holder owns any such securities; provided, that the Company shall be deemed to have complied with the foregoing requirement by making the relevant filing available on the SEC's Edgar system. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     SECTION 7.4. COMMON STOCK. The Company covenants and agrees that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock solely for the purpose of effecting exercise of the Warrants, the full number of shares of Common Stock as shall then be deliverable upon exercise of the Warrants. Such shares of Common Stock shall, when issued or delivered, be validly issued and fully paid and non-assessable, not be subject to any preemptive rights and not cause any adjustments pursuant to any antidilution rights, be free and clear of all Liens and will have been issued in compliance with all Applicable Laws.

     SECTION 7.5. CONTINUING OBLIGATIONS FOR NASDAQ QUOTATION. The Company covenants and agrees that it shall use its best efforts to cause the Common Shares and the Warrant Shares to be included for quotation on The Nasdaq Stock Market or any national securities exchange.

     SECTION 7.6. DELIVERY OF FINANCIAL INFORMATION. The Company covenants and agrees that for the period that any of the Common Shares, the Warrants or the Warrant Shares are held by any Purchaser or any assignee thereof, the Company will comply with the following provisions; PROVIDED, HOWEVER, that the Purchasers may waive or modify the provisions related to the time period by which the financial information referred to in this section must be delivered to the Purchasers; and PROVIDED, FURTHER, that the Company shall be deemed to comply with the provisions of this Section 7.6 by making the relevant Exchange Act Report available on the SEC's Edgar system when filed:

     (a) ANNUAL STATEMENTS. Within 90 days after the close of each fiscal year of the Company, or such earlier time as the Company may be required to file such information with the SEC, commencing with the fiscal year ending on September 30, 2002, the Company will deliver to such Purchaser or assignee audited balance sheets and statements of income and retained earnings and of cash flows of the Company, which annual financial statements shall show the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year on a consolidated basis. Each of the audited financial statements delivered hereunder shall be certified without qualification to have been prepared in accordance with generally accepted accounting principles consistently applied except as specifically disclosed therein.

     (b) QUARTERLY STATEMENTS. Within 45 days after the end of each fiscal quarter, or such earlier time as the Company may be required to file such information with the SEC, commencing with March 31, 2002, the Company will deliver to such Purchaser or assignee unaudited income statements, balance sheets and cash flow statements of the Company as of the end of such fiscal quarter.

                                  ARTICLE VIII

                              SUBSEQUENT HOLDERS OF
                               ACQUIRED SECURITIES

     Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the benefit of the Purchasers as the holders of the Common Shares, the Warrants and the Warrant Shares are also for the benefit of, and enforceable by, all subsequent recordholders of such securities; provided that such subsequent recordholder shall have acquired such securities in compliance with this Agreement, the Related Agreements and Applicable Laws. The provisions of this Agreement that subject the Purchasers to obligations as the holders of such securities also shall subject to each subsequent recordholder of such securities.

                                   ARTICLE IX

                      EXPENSES; INDEMNITY; OTHER PROVISIONS

     SECTION 9.1. INDEMNIFICATION. Notwithstanding any disclosures made in the Disclosure Schedule, the Company hereby agrees to indemnify, exonerate and hold each Purchaser and its (if applicable) controlling persons and their respective shareholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, or suits (including discovery proceedings pertaining to suits to which the Purchaser is not a named party) brought against it by third parties ("THIRD PARTY CLAIMS"), and all actual out-of-pocket losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "DAMAGES") arising from any such Third Party Claim, incurred in its capacity as a Purchaser by the indemnitee as a result of or relating to (i) such Purchaser's status as a security holder of the Company, (ii) information provided by the Company with respect to the transactions hereunder, (iii) the Company's business or assets, or (iv) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby (including, without limitation, any failure by the Company or any Subsidiary to comply with any of its covenants or any breach of its representations and warranties in this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby) except where such Damages are caused by the actions of the Purchaser, as indemnitee, in violation of its obligations under such agreements.

     SECTION 9.2. DISCLAIMER OF DUTY TO OTHER PURCHASERS. No Purchaser shall have any duty to any other Purchaser with respect to or in connection with such Purchaser's exercise or omitting to exercise any of its rights hereunder or under any of the Related Agreements. Further, each Purchaser hereby acknowledges and agrees as follows: (i) no other Purchaser has acted or served as its agent or representative for any purpose in connection with the transactions contemplated hereby and by the Related Agreements; (ii) it has, independently and without reliance on any other Purchaser, and based on such documents and information as it has deemed appropriate, including, without limitation, the Confidential Private Placement Memorandum and the representations and warranties made by the

Company, made its own analysis of the Company and the Company's business and prospects and its own investment decision to enter into this Agreement and to consummate the transactions contemplated hereby and by the Related Agreements;
(iii) no other Purchaser has made any representation or warranty to it regarding, or is otherwise liable or responsible for the accuracy of, any information any such other Purchaser has provided to it in connection with the transactions contemplated hereby and by the Related Agreements, or for the omission to provide any information that such Purchaser may have obtained with respect to the Company or such transactions; and (iv) no other Purchaser shall be liable or responsible to it for or with respect to (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the provisions of this Agreement, any Related Agreement, the securities purchased hereunder, or any agreement, instrument or document executed in connection with any of the foregoing, (b) any representation, warranty or covenant made by the Company in this Agreement or otherwise in connection with the transactions contemplated hereby or by the Related Agreements, or (c) the financial condition of the Company.

                                   ARTICLE X

                                     NOTICES

     All demands, notices, requests, consents and other communications required or permitted under this Agreement or any Related Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Article
X), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

     If to the Company, addressed to:

     Robotic Vision Systems, Inc.
     5 Shawmut Road
     Canton, Massachusetts 02021
     Attention:  Chief Financial Officer

     with a copy to:

     Sonnenschein Nath & Rosenthal
     1221 Avenue of the Americas, 24th Floor
     New York, NY 10020-1089 Attention: Ira Roxland, Esq.

     If to the Purchasers, to the addresses set forth on EXHIBIT A hereto.

     with a copy to:

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue
     New York, NY 10166
     Attention:  Jay L. Bernstein, Esq.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first Business Day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

                                   ARTICLE XI

                      SURVIVAL AND TERMINATION OF COVENANTS
                   AGREEMENTS, REPRESENTATIONS AND WARRANTIES

     All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to any party pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf, and shall survive the closing hereunder. All representations and warranties made herein or in any of the Related Agreements are made as of the date of this Agreement and shall survive for three years; provided that representations and warranties made in Sections 3.2-3.4, 3.6(i), (ii) and (iv) and 3.24-3.27 shall survive the execution and delivery of this Agreement, through and until the expiration of the applicable statute of limitations with respect thereto. Any representation or warranty that would otherwise terminate in accordance with this Article XI will continue to survive if a notice specifying the breach of such representation or warranty shall have been timely given on or prior to such termination date.

                                  ARTICLE XII

                             AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of two-thirds in interest of the Common Shares and the Warrants. Any amendment or waiver effected in accordance with this Article XII shall be binding upon the Company and each holder of any interest in the Common Shares and the Warrants sold pursuant to this Agreement.

                                  ARTICLE XIII

                    CHOICE OF LAW; SUBMISSION TO JURISDICTION
                  AND WAIVER OF JURY TRIAL; DISPUTE RESOLUTION

     SECTION 13.1.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS THAT WOULD CAUSE THE

APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

     SECTION 13.2. CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK.

     SUBJECT TO THE PROVISIONS OF SECTION 13.5, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN AND FOR NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

     SECTION 13.3.  WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 13.4.  EQUITABLE REMEDIES.

     The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

     SECTION 13.5.  ARBITRATION.

     The parties agree that any dispute relating to, or arising in connection with, the provisions of this Agreement or any of the Related Agreements may at any time, at the election of either the Company or the Purchaser, be submitted by either party to the American Arbitration Association for final and binding arbitration pursuant to the American Arbitration Association's Arbitration Rules. The American Arbitration Association's determination shall be made within 90 days of the submission of such dispute. Any such arbitration shall be conducted in New York, New York. The costs of such proceeding other than the parties' legal and related expenses shall be borne as determined by the American Arbitration Association.

                                  ARTICLE XIV

                ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS

     This Agreement, the Related Agreements and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes and renders null and void all prior agreements and understandings between the parties with respect to the subject matter hereof.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE XV

                                    EXPENSES

     At the Closing, the Company shall pay the reasonable fees and expenses of Clifford Chance Rogers & Wells LLP, as counsel to Needham & Company, in an amount not to exceed $100,000, and of Ropes & Gray, as counsel to the lead investing group, in an amount not to exceed $25,000, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein and therein.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.

                                   ROBOTIC VISION SYSTEMS, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                                                    Number of
                                                                    Shares of           Number of         Number of
                               Purchaser                           Common Stock       2002 Warrants     2005 Warrants
                               ---------                           ------------       -------------     -------------
Robert S. Birch                                                        220,547             44,109            55,136
Charles T. Foley                                                       110,273             22,054            27,568
Charles T. Foley II                                                     27,568              5,513             6,892
David P. Foley                                                          27,568              5,513             6,892
GRT Topaz Partners, LP                                                  68,369             13,673            17,092
GRT Topaz Partners (QP), LP                                            148,869             29,773            37,217
GRT Topaz Offshore Partners, Ltd.                                      223,856             44,771            55,964
Lagunitas Partners LP                                                  225,000             45,000            56,250
Gruber & McBaine International                                         115,000             23,000            28,750
Jon D. Gruber & Linda W. Gruber                                         60,000             12,000            15,000
L & Co., LLC                                                           205,479             41,095            51,369
Irrevocable Trust of James E. Lineberger u/a 12/17/98                  342,465             68,493            85,616
Maple Row (Bermuda) LTD                                                342,465             68,493            85,616
Needham Contrarian Fund, LP                                            273,972             54,794            68,493
Needham Emerging Growth Partners (Caymans), LP                         273,972             54,794            68,493
Needham Emerging Growth Partners, LP                                   821,918            164,383           205,479
Needham Growth Fund                                                  1,102,739            220,547           275,684
Needham Aggressive Growth Fund                                          82,705             16,541            20,676
Peter and Carolyn Lynch JWROS                                          188,354             37,670            47,088
The Lynch Foundation                                                   195,204             39,040            48,801
Peter S. Lynch Charitable Remainder Trust                              102,738             20,547            25,684
Lynch Childrens Trust FBO Elizabeth Lynch                               21,632              4,326             5,408
Lynch Childrens Trust FBO Anne Lynch                                    21,496              4,299             5,374
Lynch Childrens Trust FBO Mary Lynch                                    21,569              4,313             5,392
Proximity Fund L.P.                                                     80,000             16,000            20,000
Proximity International Ltd.                                            20,000              4,000             5,000
Putnam Variable Trust - Putnam VT Small Cap Value Fund               1,156,100            231,220           289,025
Putnam Investment Funds - Putnam Small Cap Value Fund                2,953,489            590,698           738,372
Radyr Investments Limited                                              171,232             34,246            42,808
Douglas Campbell, Jr.                                                  341,849             68,369            85,462
The Diamond Family Foundation                                          110,273             22,054            27,568
Terry Diamond IRA                                                      110,273             22,054            27,568
Thomas N. Tullo IRA                                                    110,273             22,054            27,568
                                                                    ----------          ---------         ---------
TOTAL OFFERED                                                       10,277,247          2,055,436         2,569,305
                                                                    ==========          =========         =========





                                      A-1